Exhibit 15.1

Awareness of Independent Registered
Public Accounting Firm

We acknowledge the incorporation by reference in the June 18, 2014, Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-194309) of Simmons First National Corporation of our report dated  May 9, 2014, included with the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014.  Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/BKD, LLP

Pine Bluff, Arkansas
June 18, 2014